Exhibit 99.(11)

[Morris, Nichols, Arsht & Tunnell LLP Letterhead]

January 18, 2019

Victory Portfolios

4900 Tiedeman Road

Brooklyn, Ohio 44144

Re:                             Victory Portfolios

Ladies and Gentlemen:

We have acted as special Delaware counsel to Victory Portfolios, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the issuance of Shares of Class A and Class Y (each a “Class” and collectively the “Classes”) of Victory Harvest Premium Absolute Fund, Victory Harvest Premium Large Cap Equity Fund, and Victory Harvest Premium Bond Fund, each a Series of the Trust (each an “Acquiring Fund” and collectively the “Acquiring Funds”).  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of March 27, 2000, as amended by the Amendment thereto dated as of August 19, 2015 (as so amended, the “Governing Instrument”).

We understand that, pursuant to an Agreement and Plan of Reorganization (the “Plan”) to be entered into between the Trust, on behalf of the Acquiring Funds, and Harvest Volatility Edge Trust (“Harvest Trust”), on behalf of Harvest Edge Absolute Fund, Harvest Edge Equity Fund and Harvest Edge Bond Fund, each a series of Harvest Trust (each an “Existing Fund” and collectively the “Existing Funds”), and subject to the conditions set forth therein, Shares of the Classes of each Acquiring Fund will be issued to the corresponding Existing Fund and then distributed to the shareholders of such Existing Fund in connection with the liquidation and termination of such Existing Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us:  the Plan; Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-14 as filed with the Securities and Exchange Commission on January 18, 2019, to which the Plan is attached as an exhibit (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 1995 (under the name The Victory Portfolios), as amended by the Certificate of Amendment thereto as filed in the State Office on September 16, 2015 (reflecting a change in its name to Victory Portfolios) (as so amended, the “Certificate”); the Governing Instrument; the Trust Instrument of the Trust dated as of December 6, 1995, as amended on February 19, 1997 and October 23, 1997 (as amended, the “Original Governing Instrument”); the Bylaws of the Trust; Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the “Predecessor Trust”) by which the Trust adopted such Registration Statement and the Predecessor Trust’s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust and resolutions dated December 5, 2018 relating to the establishment of the Classes and the Acquiring Funds and the authorization of the Plan (collectively, the “Resolutions” and, together with the Governing Instrument and the Bylaws of the Trust, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption of the Plan and the Resolutions by the Trustees of the Trust prior to the execution of the Plan and the first issuance of Shares of the Classes of the Acquiring Funds pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares of the Classes of the Acquiring Funds, and the application of such consideration, as provided in the Governing Documents and the Plan, the satisfaction of all conditions precedent to the issuance of Shares of the Classes of the Acquiring Funds pursuant to the Plan and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of Shares of the Classes of the Acquiring Funds; (iv) that appropriate notation of the names and addresses of, the number of Shares of the Classes of the Acquiring Funds held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares of the Classes of the Acquiring Funds; (v) that no event has occurred, or prior to the issuance of Shares of the Classes of the Acquiring Funds pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust under Sections 11.04 or 11.05 of the Original Governing Instrument or Sections 11.04 or 11.05 of the Governing Instrument, as applicable; (vi) that no event has occurred, or prior to the issuance of Shares pursuant to the Plan will occur, that would cause a termination or dissolution of any Acquiring Fund or Class thereof under Sections 2.06 or 11.04 of the Original Governing Instrument or Sections 2.06 or 11.04 of the Governing Instrument, as applicable; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (viii) that the final form of the Plan is in the form presented to the Trustees of the Trust for approval; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.  We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust or the Shares of the Classes of the Acquiring Funds.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                                      The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each Acquiring Fund is a validly existing Series of the Trust and each Class of each Acquiring Fund is a validly existing Class of such Acquiring Fund.

2.                                      The Shares of Classes of each Acquiring Fund to be issued to the corresponding Existing Fund and then distributed to such Existing Fund’s shareholders pursuant to the terms of the Plan have been duly authorized for issuance and, upon such issuance, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement (or to an amendment thereto).  In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.  This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris
David A. Harris